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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 13, 2004 (except Note 17, as to which the date is January 26, 2005) and December 10, 2004 (except Note 17, as to which the date is January 26, 2005), in the Registration Statement (Form S-1 No. 333-119967) and related Prospectus of optionsXpress Holdings, Inc. for the registration of its common stock.

Chicago, Illinois
January 26, 2005

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Consent of Independent Registered Public Accounting Firm